 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2018

TARGET GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55066	46-3621499
State or other jurisdiction incorporation	Commission File Number	IRS Employer Identification No.

 55 Administration Road, Unit 13, Vaughan, Ontario, Canada L4K 4G9

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (647) 927-4644

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

For an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Emerging Growth Company ☐

Section 1-	Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

Effective December 13, 2018, the Company appointed Cannavolve Inc., an Ontario, Canada corporation based in Toronto (Cannavolve”), under the terms of a Licensed Producer/Licensed Processor Sales Agency Agreement (“Agreement”), as the Company’s exclusive agent in Canada to market and sell the CannaKorp Wisp™ vaporizer, the Serious Seeds™ products and Canary Rx branded cannabis in the medical and recreational cannabis markets ( collectively the “Products”), previously described in the Company’s reports on Form 8-K filed October 24, 2018 and December 12, 2018, respectively.

Under the Agreement, Cannavolve will be paid a commission of 6% of net sales based on the wholesale prices of the Products. The initial term of the Agreement is two (2) years from December 13, 2018 subject to a renewal term of two (2) additional years. In addition to customary termination provisions based upon the material default of either the Company or Cannavolve, the Company can terminate the Agreement without cause upon ninety (90) days prior written notice.

Section 7-	Regulation FD Disclosure

Item 7.01	Regulation FD Disclosure

On December 13, 2018, the Company issued a news release announcing the Company’s entry into the Agreement referred to in Item 1.01 of this Report. The news release is included with this Report as Exhibit 99.1.

Section 9-	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

99.1	News Release dated December 13, 2018

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGET GROUP INC.

Dated: December 17, 2018	By:	/s/ Rubin Schindermann
Chief Executive Officer